Exhibit 99.1

NEWS

Charter Reports Fourth Quarter and Full Year 2008
Financial and Operating Results

Charter operations are solid; financial restructuring underway to reduce debt

St. Louis, Missouri – March 16, 2009 – Charter Communications, Inc. (NASDAQ: CHTR) (along with its subsidiaries, the “Company” or “Charter”) today reported financial and operating results for the three and 12 months ended December 31, 2008.

Key year-over-year highlights:

•
Pro forma[1] annual revenues of $6.467 billion grew 8.5% on a pro forma basis and annual revenues increased 7.9% on an actual basis; pro forma fourth quarter revenues of $1.653 billion grew 7.0% on a pro forma basis and revenues grew 6.6% on an actual basis; primarily driven by increases in telephone and high-speed Internet (HSI) revenues.

•
Pro forma annual adjusted EBITDA[2] of $2.315 billion grew 10.3% on a pro forma basis and 2008 adjusted EBITDA grew 9.9% on an actual basis; pro forma fourth quarter adjusted EBITDA of $619 million increased 10.1% on a pro forma basis and adjusted EBITDA increased 9.7% on an actual basis.

•
Annual adjusted EBITDA margin of 35.8% increased 60 basis points on a pro forma and actual basis; and fourth quarter adjusted EBITDA margin of 37.4% increased 100 basis points on a pro forma basis and actual basis.

•	Total ARPU[3] for the quarter increased 10.2% to $108.27, driven by increased sales of The Charter BundleTM, advanced services growth and upgrading customers to higher service tiers.
•	Revenue generating units (RGUs) increased 5.5% with 650,900 net additions during 2008, including 45,300 during the fourth quarter.

1 Pro forma results are described below in the “Use of Non-GAAP Financial Metrics” section and are provided in the addendum of this news release.
2 Adjusted EBITDA is defined in the “Use of Non-GAAP Financial Metrics” section and is reconciled to net cash flows from operating activities in the addendum of this news release.
3 Average revenue per basic video customer.

“We are pleased with our operational results, which are consistent with the preliminary results we reported last month. Our success in growing the bundle, even in a challenging economic environment, demonstrates our competitive position in this industry. We will continue to focus on increasing penetration of our triple play offering and enhancing our customers’ overall experience today and going forward,” said Neil Smit, President and Chief Executive Officer.

Key Operating Results

All of the following customer growth and ARPU statistics are presented on a pro forma basis. Charter added 45,300 RGUs during the fourth quarter of 2008 and 650,900 RGUs during the full year. Approximately 53% of Charter’s customers subscribe to a bundle, up from 47% in the fourth quarter of 2007. Charter’s pro forma average monthly revenue per basic video customer for the fourth quarter of 2008 was $108.27, an increase of 10.2% compared to fourth quarter 2007, primarily as a result of higher bundled penetration and an increase in advanced services.

Fourth quarter RGU changes (on a pro forma basis for 2008 and 2007) consisted of the following:

•
Digital video customers increased by approximately 22,300 and basic video customers decreased by 75,100 during the fourth quarter. Video ARPU was $59.15 for the fourth quarter of 2008, up 5.3% year-over-year.

•	Fourth quarter 2008 net gains of HSI were approximately 22,900, compared to a net gain of approximately 50,500 in the fourth quarter of 2007; and
•	Fourth quarter 2008 net gains of telephone customers were approximately 75,200, compared to a net gain of approximately 155,300 in the fourth quarter of 2007. Telephone penetration is now 12.9% of approximately 10.4 million telephone homes passed as of December 31, 2008.

      As of December 31, 2008, Charter served approximately 5,454,600 customers and the Company’s 12,403,100 RGUs were comprised of 5,045,700 basic video; 3,133,400 digital video; 2,875,200 HSI, and 1,348,800 telephone customers.

Fourth Quarter Results – Pro forma

Fourth quarter pro forma revenues were $1.653 billion, an increase of 7.0%, or $108 million, over pro forma 2007 results. The increase resulted primarily from telephone and HSI revenue growth.

Pro forma telephone revenues for the 2008 fourth quarter were $156 million, a 44.4% increase over fourth quarter 2007 pro forma telephone revenues, driven by a larger telephone customer base. Pro forma HSI revenues were $346 million, up 7.1% year-over-year on a pro forma basis, due to an increased number of customers. Pro forma video revenues were $862 million, up 2.1% year-over-year on a pro forma basis, primarily as a result of digital and advanced services revenue growth, partially offset by a decline in basic video customers. Commercial revenues rose to $103 million, a 15.7% increase on a pro forma basis, resulting from increased sales of the Charter Business Bundle® primarily to small and medium-size businesses.

Pro forma operating expenses for the 2008 fourth quarter, which include programming, service and advertising sales costs, were $702 million, a 6.5% increase year-over-year on a pro forma basis, reflecting annual programming rate increases, increased labor costs to support improved service levels, and growth of the Company’s telephone business and advanced services. Pro forma selling, general, and administrative expenses were $332 million, up only 2.5% on a pro forma basis compared to the year-ago quarter, reflecting efficiencies gained in our operations along with continuing efforts to further improve the customer experience and grow and retain customers.

Pro forma adjusted EBITDA totaled $619 million for the fourth quarter of 2008, an increase of 10.1% compared to the pro forma results for the year-ago quarter. The pro forma adjusted EBITDA margin increased 100 basis points in the fourth quarter to 37.4%, up from 36.4% in the year-ago quarter on a pro forma basis.

Pro forma net cash flows used in operating activities for the fourth quarter of 2008 were $12 million, compared to $3 million for the fourth quarter of 2007 on a pro forma basis. The increase in use of cash in operating activities is primarily the result of an increase in interest on cash pay obligations, partially offset by the increase in HSI and telephone revenues driven by the bundle and improved cost efficiencies.

Annual Results – Pro forma

For the 12 months ended December 31, 2008, pro forma revenues were $6.467 billion, an increase of $508 million, or 8.5%, on a pro forma basis, primarily from telephone and HSI revenue growth.

Pro forma telephone revenues in 2008 increased to $555 million from pro forma revenues of $345 million a year ago, up 60.9% year-over-year. Pro forma HSI revenues increased to $1.353 billion, up 9.4% year-over-year on a pro forma basis. Pro forma video revenues were $3.455 billion, an increase of 2.7% year-over-year on a pro forma basis. Pro forma commercial revenues increased to $391 million, up 15.7% on a pro forma basis.

Pro forma operating expenses for the 12 months ended December 31, 2008 were $2.787 billion, an increase of 7.4% year-over-year on a pro forma basis; and selling, general, and administrative expenses were $1.365 billion, up 7.9% on a pro forma basis.

Pro forma adjusted EBITDA totaled $2.315 billion for 2008, a pro forma increase of 10.3% compared to 2007.

Pro forma net cash flows provided by operating activities for 2008 were $395 million, compared to $314 million for 2007 on a pro forma basis. The increase in cash flows provided by operating activities is primarily the result of increased sales of our bundled services and improved cost efficiencies, partially offset by an increase in interest on cash pay obligations.

Fourth Quarter Results – Actual

Fourth quarter revenues increased 6.6% and operating costs and expenses increased 4.9% compared to year-ago results. Adjusted EBITDA for the fourth quarter of 2008 rose 9.7% compared to the year-ago period.

      In the fourth quarter, the Company recorded approximately $1.521 billion of impairment of franchises for the year ended December 31, 2008 as a result of its annual impairment analysis, as required by Statement of Financial Accounting Standards No. 142, “Goodwill and Other Intangible Assets.”

          As a result of the impairment charge, Charter reported a $1.257 billion loss from operations in the fourth quarter of 2008, compared to income from operations of $85 million in the fourth quarter of 2007. Net loss for the fourth quarter of 2008 was $1.495 billion, or $3.96 per common share. For the fourth quarter of 2007, Charter reported a net loss of $468 million and a net loss per common share of $1.27. The decrease in income from operations and increase in net loss resulted primarily from the impairment charge, partially offset by the increase in sales of our bundled services and improved cost efficiencies.

Expenditures for property, plant, and equipment for the fourth quarter of 2008 were $264 million, compared to fourth quarter 2007 expenditures of $354 million. The decrease in capital expenditures primarily reflects year-over-year decreases in customer premise equipment, support capital and line extensions.

Net cash flows used in operating activities for the fourth quarter of 2008 were $11 million, compared to no change in cash flows in 2007. The increase in use of cash in operating activities is primarily the result of an increase in interest on cash pay obligations, partially offset by the increase in HSI and telephone revenues driven by the bundle and improved cost efficiencies.

Annual Results – Actual

Revenues for the 12 months ended December 31, 2008 increased 7.9% year-over-year. Operating costs and expenses rose 6.9% compared to year-ago actual results. Adjusted EBITDA for 2008 grew 9.9% compared to the year-ago period. The adjusted EBITDA margin increased 60 basis points to 35.8% for 2008.

        Despite increased revenues and cost efficiencies, Charter reported a loss from operations in 2008 of $614 million due to the $1.521 billion impairment charge recorded in the fourth quarter of 2008. Charter reported income from operations of $548 million in 2007. Net loss for 2008 was $2.451 billion, or $6.56 per common share. For 2007, Charter reported a net loss of $1.616 billion and a net loss per common share of $4.39.

Capital expenditures for property, plant, and equipment for 2008 were $1.202 billion, compared to $1.244 billion in 2007. The decrease in capital expenditures primarily reflects year-over-year decreases in support capital and line extensions. Charter expects that capital expenditures in the year 2009 will total approximately $1.2 billion, with over 75% of that amount directed toward success-based activities.

Net cash flows provided by operating activities for 2008 were $399 million, compared to $327 million for 2007. The increase in cash flows provided by operating activities is primarily the result of revenue growth from HSI and telephone driven by the bundle, as well as improved cost efficiencies, partially offset by an increase in interest on cash pay obligations and changes in operating assets and liabilities.

Restructuring

As of December 31, 2008, Charter had $21.666 billion in total debt. On February 12, 2009, Charter and its subsidiaries announced that they have reached an agreement-in-principle with an ad hoc committee of certain of the Company’s debt holders on the terms of a financial restructuring to reduce the Company’s debt by approximately $8 billion. Pursuant to the proposed restructuring, holders of Charter’s common stock will not receive any amounts on account of their common stock, which will be cancelled.  As a part of the reduction of debt, the agreement-in-principle also includes the investment of more than $3 billion by certain of the Company’s debt holders in the form of debt refinancing and new equity capital. Under the terms of the agreement, the Company intends to implement its financial restructuring through a Chapter 11 filing to be initiated on or before April 1, 2009. The agreement-in-principle contemplates paying trade creditors in full. Charter expects that cash on hand and cash flows from operating activities will be adequate to fund its projected cash needs as it proceeds with its financial restructuring. The agreement-in-principle is subject to numerous closing conditions and there can be no assurance that the terms of the agreement-in-principle will not change significantly.

One of Charter’s subsidiaries, CCH II, LLC, will not make its scheduled payment of interest on March 16, 2009 on certain of its outstanding senior notes.  The governing indenture for such notes permits a 30-day grace period for such interest payments, and pursuant to its agreement with bondholders, Charter expects to make its voluntary Chapter 11 filing prior to the expiration of the grace period.

Use of Non-GAAP Financial Metrics

The Company uses certain measures that are not defined by Generally Accepted Accounting Principles (“GAAP”) to evaluate various aspects of its business. Adjusted EBITDA, pro forma adjusted EBITDA, and free cash flow are non-GAAP financial measures and should be considered in addition to, not as a substitute for, net cash flows from operating activities reported in accordance with GAAP. These terms, as defined by Charter, may not be comparable to similarly titled measures used by other companies.

Adjusted EBITDA is defined as income from operations before depreciation and amortization, impairment charges, stock compensation expense, and other operating expenses, such as special charges and loss on sale or retirement of assets. As such, it eliminates the significant non-cash depreciation and amortization expense that results from the capital-intensive nature of the Company’s businesses as well as other non-cash or non-recurring items, and is unaffected by the Company’s capital structure or investment activities. Adjusted EBITDA and pro forma adjusted EBITDA are liquidity measures used by Company management and its board of directors to measure the Company’s ability to fund operations and its financing obligations. For this reason, it is a significant component of Charter’s annual incentive compensation program. However, this measure is limited in that it does not reflect the periodic costs of certain capitalized tangible and intangible assets used in generating revenues and the cash cost of financing for the Company. Company management evaluates these costs through other financial measures.

Free cash flow is defined as net cash flows from operating activities, less capital expenditures and changes in accrued expenses related to capital expenditures.

The Company believes that adjusted EBITDA, pro forma adjusted EBITDA, and free cash flow provide information useful to investors in assessing Charter’s ability to service its debt, fund operations, and make additional investments with internally generated funds. In addition, adjusted EBITDA generally correlates to the leverage ratio calculation under the Company’s credit facilities or outstanding notes to determine compliance with the covenants contained in the facilities and notes (all such documents have been previously filed with the United States Securities and Exchange Commission).  Adjusted EBITDA and pro forma adjusted EBITDA, as presented, include management fee expenses in the amount of $32 million and $31 million for the three months ended December 31, 2008 and 2007, respectively, and $131 million and $129 million for the years ended December 31, 2008 and 2007, respectively, which expense amounts are excluded for the purposes of calculating compliance with leverage covenants.

In addition to the actual results for the three and 12 months ended December 31, 2008 and 2007, we have provided pro forma results in this release for the three and 12 months ended December 31, 2008 and 2007. We believe these pro forma results facilitate meaningful analysis of the results of operations. Pro forma results in this release reflect certain sales and acquisitions of cable systems in 2008 and 2007 as if they had occurred as of January 1, 2007. Pro forma statements of operations for the three and 12 months ended December 31, 2008 and 2007; and pro forma customer statistics as of December 31, 2007 and September 30, 2008; are provided in the addendum of this news release.

About Charter Communications®

Charter Communications, Inc. is a leading broadband communications company and the fourth-largest cable operator in the United States. Charter provides a full range of advanced broadband services, including advanced Charter Digital Cable® video entertainment programming, Charter High-Speed® Internet access, and Charter Telephone®. Charter Business™ similarly provides scalable, tailored, and cost-effective broadband communications solutions to business organizations, such as business-to-business Internet access, data networking, video and music entertainment services, and business telephone. Charter’s advertising sales and production services are sold under the Charter Media® brand. More information about Charter can be found at www.charter.com.

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Contact:

Media:                                                                Analysts:
Anita Lamont                                                    Mary Jo Moehle
314-543-2215                                                       314-543-2397

Cautionary Statement Regarding Forward-Looking Statements:

This release includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, regarding, among other things, our plans, strategies and prospects, both business and financial. Although we believe that our plans, intentions and expectations reflected in or suggested by these forward-looking statements are reasonable, we cannot assure you that we will achieve or realize these plans, intentions or expectations. Forward-looking statements are inherently subject to risks, uncertainties and assumptions, including, without limitation, the factors described under "Risk Factors" from time to time in our filings with the Securities and Exchange Commission ("SEC"). Many of the forward-looking statements contained in this release may be identified by the use of forward-looking words such as "believe," "expect," "anticipate," "should," "planned," "will," "may," "intend," "estimated," "aim," "on track," "target," "opportunity" and "potential," among others. Important factors that could cause actual results to differ materially from the forward-looking statements we make in this release are set forth in other reports or documents that we file from time to time with the SEC, including our quarterly reports on Form 10-Q filed in 2008 and our most recent annual report on Form 10-K and include, but are not limited to:

•	the completion of the Company's announced restructuring including the outcome, and impact on our business, of any resulting proceedings under Chapter 11 of the Bankruptcy Code;
•
the availability and access, in general, of funds to meet interest payment obligations under our debt and to fund our operations and necessary capital expenditures, either through cash on hand, cash flows from operating activities, further borrowings or other sources and, in particular, our ability to fund debt obligations (by dividend, investment or otherwise) to the applicable obligor of such debt;

•
our ability to comply with all covenants in our indentures and credit facilities, any violation of which, if not cured in a timely manner, could trigger a default of our other obligations under cross-default provisions;

•
our ability to repay debt prior to or when it becomes due and/or successfully access the capital or credit markets to refinance that debt through new issuances, exchange offers or otherwise, including restructuring our balance sheet and leverage position, especially given recent volatility and disruption in the capital and credit markets;

•
the impact of competition from other distributors, including but not limited to incumbent telephone companies, direct broadcast satellite operators, wireless broadband providers, and digital subscriber line ("DSL") providers;

•	difficulties in growing and operating our telephone services, while adequately meeting customer expectations for the reliability of voice services;
•	our ability to adequately meet demand for installations and customer service;
•
our ability to sustain and grow revenues and cash flows from operating activities by offering video, high-speed Internet, telephone and other services, and to maintain and grow our customer base, particularly in the face of increasingly aggressive competition;

•	our ability to obtain programming at reasonable prices or to adequately raise prices to offset the effects of higher programming costs;
•
general business conditions, economic uncertainty or downturn, including the recent volatility and disruption in the capital and credit markets and the significant downturn in the housing sector and overall economy; and

•	the effects of governmental regulation on our business.

All forward-looking statements attributable to us or any person acting on our behalf are expressly qualified in their entirety by this cautionary statement. We are under no duty or obligation to update any of the forward-looking statements after the date of this release.

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CHARTER COMMUNICATIONS, INC. AND SUBSIDIARIES
UNAUDITED CONSOLIDATED STATEMENTS OF OPERATIONS AND OPERATING DATA
(DOLLARS IN MILLIONS, EXCEPT PER SHARE AND SHARE DATA)

	Three Months Ended December 31,			Year Ended December 31,
	2008	2007		2008	2007
	Actual	Actual	% Change	Actual	Actual	% Change

REVENUES:
Video	$864	$850	1.6%	$3,463	$3,392	2.1%
High-speed Internet	347	324	7.1%	1,356	1,243	9.1%
Telephone	156	108	44.4%	555	345	60.9%
Commercial	103	90	14.4%	392	341	15.0%
Advertising sales	85	82	3.7%	308	298	3.4%
Other	101	99	2.0%	405	383	5.7%
Total revenues	1,656	1,553	6.6%	6,479	6,002	7.9%

COSTS AND EXPENSES:
Operating (excluding depreciation and amortization) (a)	703	663	6.0%	2,792	2,620	6.6%
Selling, general and administrative (excluding stock
compensation expense) (b)	333	325	2.5%	1,368	1,271	7.6%
Operating costs and expenses	1,036	988	4.9%	4,160	3,891	6.9%

Adjusted EBITDA	620	565	9.7%	2,319	2,111	9.9%

Adjusted EBITDA margin	37.4%	36.4%		35.8%	35.2%

Depreciation and amortization	329	329		1,310	1,328
Impairment charges	1,521	178		1,521	234
Stock compensation expense	9	3		33	18
Other operating expenses, net	18	(30)		69	(17)

Income (loss) from operations	(1,257)	85		(614)	548

OTHER INCOME (EXPENSES):
Interest expense, net	(486)	(466)		(1,903)	(1,851)
Change in value of derivatives	(28)	70		(29)	52
Other expense, net	(1)	(117)		(8)	(156)
	(515)	(513)		(1,940)	(1,955)

Loss before income taxes	(1,772)	(428)		(2,554)	(1,407)

Income tax benefit (expense)	277	(40)		103	(209)

Net loss	$(1,495)	$(468)		$(2,451)	$(1,616)

Loss per common share, basic and diluted	$(3.96)	$(1.27)		$(6.56)	$(4.39)

Weighted average common shares outstanding, basic and diluted	377,920,301	369,916,556		373,464,920	368,240,608

(a) Operating expenses include programming, service, and advertising sales expenses.

(b) Selling, general and administrative expenses include general and administrative and marketing expenses.

Adjusted EBITDA is a non-GAAP term. See page 7 of this addendum for the reconciliation of adjusted EBITDA to net cash flows from operating activities as defined by GAAP.

Addendum to Charter Communications, Inc. Fourth Quarter 2008 Earnings Release

CHARTER COMMUNICATIONS, INC. AND SUBSIDIARIES
UNAUDITED CONSOLIDATED STATEMENTS OF OPERATIONS AND OPERATING DATA
(DOLLARS IN MILLIONS, EXCEPT PER SHARE AND SHARE DATA)

	Three Months Ended December 31,			Year Ended December 31,
	2008	2007		2008	2007
	Pro Forma (a)	Pro Forma (a)	% Change	Pro Forma (a)	Pro Forma (a)	% Change

REVENUES:
Video	$862	$844	2.1%	$3,455	$3,363	2.7%
High-speed Internet	346	323	7.1%	1,353	1,237	9.4%
Telephone	156	108	44.4%	555	345	60.9%
Commercial	103	89	15.7%	391	338	15.7%
Advertising sales	85	82	3.7%	308	296	4.1%
Other	101	99	2.0%	405	380	6.6%
Total revenues	1,653	1,545	7.0%	6,467	5,959	8.5%

COSTS AND EXPENSES:
Operating (excluding depreciation and amortization) (b)	702	659	6.5%	2,787	2,596	7.4%
Selling, general and administrative (excluding stock
compensation expense) (c)	332	324	2.5%	1,365	1,265	7.9%
Operating costs and expenses	1,034	983	5.2%	4,152	3,861	7.5%

Adjusted EBITDA	619	562	10.1%	2,315	2,098	10.3%

Adjusted EBITDA margin	37.4%	36.4%		35.8%	35.2%

Depreciation and amortization	328	327		1,307	1,320
Impairment charges	1,521	178		1,521	178
Stock compensation expense	9	3		33	18
Other operating expenses, net	14	(33)		65	(20)

Income (loss) from operations	(1,253)	87		(611)	602

OTHER INCOME (EXPENSES):
Interest expense, net	(486)	(466)		(1,903)	(1,851)
Change in value of derivatives	(28)	70		(29)	52
Other expense, net	(1)	(117)		(8)	(156)
	(515)	(513)		(1,940)	(1,955)

Loss before income taxes	(1,768)	(426)		(2,551)	(1,353)

Income tax benefit (expense)	277	(42)		103	(195)

Net loss	$(1,491)	$(468)		$(2,448)	$(1,548)

Loss per common share, basic and diluted	$(3.95)	$(1.27)		$(6.55)	$(4.21)

Weighted average common shares outstanding, basic and diluted	377,920,301	369,916,556		373,464,920	368,240,608

(a) Pro forma results reflect certain sales and acquisitions of cable systems in 2007 and 2008 as if they occurred as of January 1, 2007. The pro forma statements of operations do not include adjustments for financing transactions completed by Charter during the periods presented or certain other dispositions of assets because those transactions did not significantly impact Charter's adjusted EBITDA. However, all transactions completed in 2007 and 2008 have been reflected in the operating statistics. The pro forma data is based on information available to Charter as of the date of this document and certain assumptions that we believe are reasonable under the circumstances. The financial data required allocation of certain revenues and expenses and such information has been presented for comparative purposes and is not intended to provide any indication of what our actual financial position, or results of operations would have been had the transactions described above been completed on the dates indicated or to project our results of operations for any future date.

(b) Operating expenses include programming, service, and advertising sales expenses.

(c) Selling, general and administrative expenses include general and administrative and marketing expenses.

December 31, 2008. Pro forma revenues, operating costs and expenses and net loss were reduced by $3 million, $2 million and $4 million, respectively, for the three months ended December 31, 2008. Pro forma revenues, operating costs and expenses and net loss were reduced by $12 million, $8 million and $3 million, respectively, for the year ended December 31, 2008.

December 31, 2007. Pro forma revenues, operating costs and expenses and net loss were reduced by $8 million, $5 million and $0, respectively, for the three months ended December 31, 2007. Pro forma revenues, operating costs and expenses and net loss were reduced by $43 million, $30 million and $68 million, respectively, for the year ended December 31, 2007.

Adjusted EBITDA is a non-GAAP term. See page 7 of this addendum for the reconciliation of adjusted EBITDA to net cash flows from operating activities as defined by GAAP.

Addendum to Charter Communications, Inc. Fourth Quarter 2008 Earnings Release

CHARTER COMMUNICATIONS, INC. AND SUBSIDIARIES
UNAUDITED CONSOLIDATED BALANCE SHEETS
(DOLLARS IN MILLIONS)

	December 31,	December 31,
	2008	2007

ASSETS

CURRENT ASSETS:
Cash and cash equivalents	$960	$75
Accounts receivable, net of allowance for doubtful accounts	222	225
Prepaid expenses and other current assets	36	36
Total current assets	1,218	336

INVESTMENT IN CABLE PROPERTIES:
Property, plant and equipment, net	4,987	5,103
Franchises, net	7,384	8,942
Total investment in cable properties, net	12,371	14,045

OTHER NONCURRENT ASSETS	293	285
Total assets	$13,882	$14,666

LIABILITIES AND SHAREHOLDERS' DEFICIT

CURRENT LIABILITIES:
Accounts payable and accrued expenses	$1,310	$1,332
Current portion of long-term debt	155	-
Total current liabilities	1,465	1,332

LONG-TERM DEBT	21,511	19,908

NOTE PAYABLE - RELATED PARTY	75	65

DEFERRED MANAGEMENT FEES - RELATED PARTY	14	14

OTHER LONG-TERM LIABILITIES	1,120	1,035

MINORITY INTEREST	203	199

PREFERRED STOCK - REDEEMABLE	-	5

SHAREHOLDERS' DEFICIT	(10,506)	(7,892)
Total liabilities and shareholders' deficit	$13,882	$14,666

Addendum to Charter Communications, Inc. Fourth Quarter 2008 Earnings Release

CHARTER COMMUNICATIONS, INC. AND SUBSIDIARIES
UNAUDITED CONSOLIDATED STATEMENTS OF CASH FLOWS
(DOLLARS IN MILLIONS)

	Three Months Ended December 31,		Year Ended December 31,
	2008	2007	2008	2007

CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(1,495)	$(468)	$(2,451)	$(1,616)
Adjustments to reconcile net loss to net cash flows from operating activities:
Depreciation and amortization	329	329	1,310	1,328
Impairment charges	1,521	178	1,521	234
Noncash interest expense	16	9	59	40
Change in value of derivatives	28	(70)	29	(52)
Deferred income taxes	(276)	37	(107)	198
Other, net	10	86	49	135
Changes in operating assets and liabilities, net of effects from dispositions
Accounts receivable	24	(3)	3	(36)
Prepaid expenses and other assets	8	24	(1)	45
Accounts payable, accrued expenses and other	(176)	(122)	(13)	51
Net cash flows from operating activities	(11)	-	399	327

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of property, plant and equipment	(264)	(354)	(1,202)	(1,244)
Change in accrued expenses related to capital expenditures	2	49	(39)	(2)
Other, net	32	102	31	108
Net cash flows from investing activities	(230)	(203)	(1,210)	(1,138)

CASH FLOWS FROM FINANCING ACTIVITIES:
Borrowings of long-term debt	750	405	3,105	7,877
Repayments of long-term debt	(116)	(176)	(1,354)	(7,017)
Payments for debt issuance costs	-	(9)	(42)	(42)
Other, net	(2)	(1)	(13)	8
Net cash flows from financing activities	632	219	1,696	826

NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	391	16	885	15
CASH AND CASH EQUIVALENTS, beginning of period	569	59	75	60
CASH AND CASH EQUIVALENTS, end of period	$960	$75	$960	$75

CASH PAID FOR INTEREST	$606	$562	$1,847	$1,792

NONCASH TRANSACTIONS:
Cumulative adjustment to Accumulated Deficit for the adoption of FIN 48	$-	$-	$-	$56
Issuance of 6.50% convertible notes	$-	$479	$-	$479
Retirement of 5.875% convertible notes	$-	$(364)	$-	$(364)

  Addendum to Charter Communications, Inc. Fourth Quarter 2008 Earnings Release

CHARTER COMMUNICATIONS, INC. AND SUBSIDIARIES
UNAUDITED SUMMARY OF OPERATING STATISTICS

	Approximate as of
	Actual	Pro Forma
	December 31,	September 30,	December 31,
	2008 (a)	2008 (a)	2007 (a)

Customer Summary:
Customer Relationships:
Residential (non-bulk) basic video customers (b)	4,779,000	4,846,300	4,944,400
Multi-dwelling (bulk) and commercial unit customers (c)	266,700	274,500	258,800
Total basic video customers	5,045,700	5,120,800	5,203,200

Non-video customers (b)	408,900	407,700	375,800
Total customer relationships (d)	5,454,600	5,528,500	5,579,000

Pro forma average monthly revenue per basic video customer (e)	$108.27	$106.19	$98.24
Pro forma average monthly video revenue per basic video customer (f)	$59.15	$58.92	$56.17

Residential bundled customers (g)	2,749,000	2,712,800	2,501,300

Revenue Generating Units:
Basic video customers (b) (c)	5,045,700	5,120,800	5,203,200
Digital video customers (h)	3,133,400	3,111,100	2,912,800
Residential high-speed Internet customers (i)	2,875,200	2,852,300	2,676,900
Telephone customers (j)	1,348,800	1,273,600	959,300
Total revenue generating units (k)	12,403,100	12,357,800	11,752,200

Video Cable Services:
Basic Video:
Estimated homes passed (l)	11,918,100	11,897,000	11,705,700
Basic video customers (b)(c)	5,045,700	5,120,800	5,203,200
Estimated penetration of basic homes passed (b) (c) (l) (m)	42.3%	43.0%	44.5%
Pro forma basic video customers quarterly net loss (b) (c) (n)	(75,100)	(25,900)	(65,800)

Digital Video:
Digital video customers (h)	3,133,400	3,111,100	2,912,800
Digital penetration of basic video customers (b) (c) (h) (o)	62.1%	60.8%	56.0%
Digital set-top terminals deployed	4,550,000	4,493,600	4,182,700
Pro forma digital video customers quarterly net gain (h) (n)	22,300	61,400	59,500

Non-Video Cable Services:
High-Speed Internet Services:
Estimated high-speed Internet homes passed (l)	11,257,800	11,214,400	10,990,100
Residential high-speed Internet customers (i)	2,875,200	2,852,300	2,676,900
Estimated penetration of high-speed Internet homes passed (i) (l) (m)	25.5%	25.4%	24.4%
Pro forma average monthly high-speed Internet revenue per high-speed Internet customer (f)	$40.26	$40.53	$40.54
Pro forma high-speed Internet customers quarterly net gain (i) (n)	22,900	70,500	50,500

Telephone Services:
Estimated telephone homes passed (l)	10,434,400	10,214,600	9,013,900
Telephone customers (j)	1,348,800	1,273,600	959,300
Estimated penetration of telephone homes passed (i) (l) (m)	12.9%	12.5%	10.6%
Pro forma average monthly telephone revenue per telephone customer (f)	$41.06	$40.67	$41.74
Pro forma telephone customers quarterly net gain (j) (n)	75,200	98,400	155,300

Pro forma operating statistics reflect the sales of cable systems in 2007 and 2008 as if such transactions had occurred as of the last day of the respective period for all periods presented. The pro forma statements of operations do not include adjustments for financing transactions completed by Charter during the periods presented or certain other dispositions of assets because those transactions did not significantly impact Charter's adjusted EBITDA. However, all transactions completed in 2007 and 2008 have been reflected in the operating statistics.

At September 30, 2008 actual basic video customers, digital video customers, high-speed Internet customers and telephone customers were 5,136,100, 3,118,500, 2,858,200, and 1,274,300, respectively.

At December 31, 2007 actual basic video customers, digital video customers, high-speed Internet customers and telephone customers were 5,219,900, 2,920,400, 2,682,500, and 959,300, respectively.

See footnotes to unaudited summary of operating statistics on page 6 of this addendum.

  Addendum to Charter Communications, Inc. Fourth Quarter 2008 Earnings Release

(a)  "Customers" include all persons our corporate billing records show as receiving service (regardless of their payment status), except for complimentary accounts.  In addition, at December 31, 2008, September 30, 2008, and December 31, 2007, “customers” include approximately 36,000, 42,100, and 48,200 persons, respectively, whose accounts were over 60 days past due in payment, approximately 5,300, 7,700, and 10,700 persons, respectively, whose accounts were over 90 days past due in payment and approximately 2,700, 3,800, and 2,900 persons, respectively, whose accounts were over 120 days past due in payment.

(b)  "Basic video customers" include all residential customers who receive video services (including those who also purchase high-speed Internet and telephone services) but excludes approximately 408,900, 407,700, and 375,800 customer relationships at December 31, 2008, September 30, 2008, and December 31, 2007, respectively, who receive high-speed Internet service only, telephone service only, or both high-speed Internet service and telephone service and who are only counted as high-speed Internet customers or telephone customers.

(c)  Included within "basic video customers" are those in commercial and multi-dwelling structures, which are calculated on an equivalent bulk unit (“EBU”) basis.  EBU is calculated for a system by dividing the bulk price charged to accounts in an area by the most prevalent price charged to non-bulk residential customers in that market for the comparable tier of service.  The EBU method of estimating basic video customers is consistent with the methodology used in determining costs paid to programmers and has been used consistently each reporting year.  As we increase our effective video prices to residential customers without a corresponding increase in the prices charged to commercial service or multi-dwelling customers, our EBU count will decline even if there is no real loss in commercial service or multi-dwelling customers.

(d)  "Customer relationships" include the number of customers that receive one or more levels of service, encompassing video, Internet and telephone services, without regard to which service(s) such customers receive.  This statistic is computed in accordance with the guidelines of the National Cable & Telecommunications Association (NCTA) that have been adopted by eleven publicly traded cable operators, including Charter.

(e) "Pro forma average monthly revenue per basic video customer" is calculated as total quarterly pro forma revenue divided by three divided by average pro forma basic video customers during the respective quarter.

(f) "Pro forma average monthly revenue per customer" represents quarterly pro forma revenue for the service indicated divided by three divided by the number of pro forma customers for the service indicated during the respective quarter.

(g) "Residential bundled customers" include residential customers receiving a combination of at least two different types of service, including Charter's video service, high-speed Internet service or telephone.  "Residential bundled customers" do not include residential customers who only subscribe to video service.

(h) "Digital video customers" include all basic video customers that have one or more digital set-top boxes or cable cards deployed.

i) "Residential high-speed Internet customers" represent those residential customers who subscribe to our high-speed Internet service. At December 31, 2008, September 30, 2008, and December 31, 2007, approximately 2,576,600, 2,554,400, and 2,387,900 of these high-speed Internet customers, respectively, receive video and/or telephone services from us and are included within the respective statistics above.

(j)  "Telephone customers" include all customers receiving telephone service.  As of December 31, 2008, September 30, 2008, and December 31, 2007, approximately 1,311,200, 1,232,400, and 920,600 of these telephone customers, respectively, receive video and/or high-speed Internet services from us and are included within the respective statistics above.

(k)  "Revenue generating units" represent the sum total of all basic video, digital video, high-speed Internet and telephone customers, not counting additional outlets within one household.  For example, a customer who receives two types of service (such as basic video and digital video) would be treated as two revenue generating units, and if that customer added on high-speed Internet service, the customer would be treated as three revenue generating units.    This statistic is computed in accordance with the guidelines of the NCTA.

(l)  "Homes passed" represent our estimate of the number of living units, such as single family homes, apartment units and condominium units passed by our cable distribution network in the areas where we offer the service indicated.  "Homes passed" exclude commercial units passed by our cable distribution network.  These estimates are updated for all periods presented when estimates change.

(m) "Penetration" represents customers as a percentage of homes passed for the service indicated.

(n) "Pro forma quarterly net gain (loss)" represents the pro forma net gain or loss in the respective quarter for the service indicated.

(o) "Digital penetration of basic video customers" represents the number of digital video customers as a percentage of basic video customers.

Addendum to Charter Communications, Inc. Fourth Quarter 2008 Earnings Release

CHARTER COMMUNICATIONS, INC. AND SUBSIDIARIES
UNAUDITED RECONCILIATION OF NON-GAAP MEASURES TO GAAP MEASURES
(DOLLARS IN MILLIONS)

	Three Months Ended December 31,		Year Ended December 31,
	2008	2007	2008	2007
	ddctual	Actual	Actual	Actual

Net cash flows from operating activities	$(11)	$-	$399	$327
Less: Purchases of property, plant and equipment	(264)	(354)	(1,202)	(1,244)
Less: Change in accrued expenses related to capital expenditures	2	49	(39)	(2)

Free cash flow	(273)	(305)	(842)	(919)

Interest on cash pay obligations (b)	470	457	1,844	1,811
Purchases of property, plant and equipment	264	354	1,202	1,244
Change in accrued expenses related to capital expenditures	(2)	(49)	39	2
Other, net	17	7	65	33
Change in operating assets and liabilities	144	101	11	(60)

Adjusted EBITDA (c)	$620	$565	$2,319	$2,111

	Three Months Ended December 31,		Year Ended December 31,
	2008	2007	2008	2007
	Pro Forma (a)	Pro Forma (a)	Pro Forma (a)	Pro Forma (a)

Net cash flows from operating activities	$(12)	$(3)	$395	$314
Less: Purchases of property, plant and equipment	(264)	(354)	(1,202)	(1,244)
Less: Change in accrued expenses related to capital expenditures	2	49	(39)	(2)

Free cash flow	(274)	(308)	(846)	(932)

Interest on cash pay obligations (b)	470	457	1,844	1,811
Purchases of property, plant and equipment	264	354	1,202	1,244
Change in accrued expenses related to capital expenditures	(2)	(49)	39	2
Other, net	17	7	65	33
Change in operating assets and liabilities	144	101	11	(60)

Adjusted EBITDA (c)	$619	$562	$2,315	$2,098

(a) Pro forma results reflect certain sales and acquisitions of cable systems in 2007 and 2008 as if they occurred as of January 1, 2007.

(b) Interest on cash pay obligations excludes accretion of original issue discounts on certain debt securities and amortization of deferred financing costs that are reflected as interest expense in our consolidated statements of operations.

(c) See page 1 of this addendum for detail of the components included within adjusted EBITDA.

The above schedules are presented in order to reconcile adjusted EBITDA and free cash flows, both non-GAAP measures, to the most directly comparable GAAP measures in accordance with Section 401(b) of the Sarbanes-Oxley Act.

  Addendum to Charter Communications, Inc. Fourth Quarter 2008 Earnings Release

CHARTER COMMUNICATIONS, INC. AND SUBSIDIARIES
CAPITAL EXPENDITURES
(DOLLARS IN MILLIONS)

	Three Months Ended December 31,		Year Ended December 31,
	2008	2007	2008	2007

Customer premise equipment (a)	$115	$150	$595	$578
Scalable infrastructure (b)	66	68	251	232
Line extensions (c)	17	29	80	105
Upgrade/Rebuild (d)	3	17	40	52
Support capital (e)	63	90	236	277

Total capital expenditures	$264	$354	$1,202	$1,244

(a) Customer premise equipment includes costs incurred at the customer residence to secure new customers, revenue units and additional bandwidth revenues. It also includes customer installation costs in accordance with SFAS No. 51 and customer premise equipment (e.g., set-top boxes and cable modems, etc.).

(b) Scalable infrastructure includes costs, not related to customer premise equipment or our network, to secure growth of new customers, revenue units and additional bandwidth revenues or provide service enhancements (e.g., headend equipment).

(c) Line extensions include network costs associated with entering new service areas (e.g., fiber/coaxial cable, amplifiers, electronic equipment, make-ready and design engineering).

(d) Upgrade/rebuild includes costs to modify or replace existing fiber/coaxial cable networks, including betterments.

(e) Support capital includes costs associated with the replacement or enhancement of non-network assets due to technological and physical obsolescence (e.g., non-network equipment, land, buildings and vehicles).

Addendum to Charter Communications, Inc. Fourth Quarter 2008 Earnings Release